Exhibit 10.10

GUARANTY
(Continuing Debt - Limited)

DATE AND PARTIES.  The date of this Guaranty is January 9, 2007.  The parties and their addresses are:

LENDER:
CENTRUE BANK
201 E. Main St.
Streator, Illinois 61364
Telephone:  (815) 673-3333

BORROWER:
NOVA BIOFUELS SENECA LLC
a Delaware Limited Liability Company
2777 ALLEN PARKWAY SUITE 860
HOUSTON, Texas 77019

GUARANTOR:
NOVA HOLDING SENECA LLC
a Delaware Limited Liability Company
111 N HIGGINS AVE SUITE 400
MISSOULA, Montana 59802

1.                                      DEFINITIONS.  As used in this Guaranty, the terms have the following meanings:

A.                                    Pronouns.  The pronouns “I”, “me” and “my” refer to all persons or entities signing this Guaranty, individually and together.  “You” and “your” refer to the Lender.

B.                                    Note.  “Note” refers to the document that evidences the Borrower’s indebtedness, and any extensions, renewals, modifications and substitutions of the Note.

C.                                    Property.  “Property” means any property, real, personal or intangible, that secures performance of the obligations of the Note, Debt, or this Guaranty.

2.                                      SPECIFIC AND FUTURE DEBT GUARANTY.  For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to induce you, at your option, to make loans or engage in any other transactions with the Borrower from time to time, I absolutely and unconditionally agree to all terms of and guaranty to you the payment and performance of each and every Debt, of every type, purpose and description that the Borrower either individually, among all or a portion of themselves, or with others, may now or at any time in the future owe you, including, but not limited to the following described Debt(s) including without limitation, all principal, accrued interest, attorneys’ fees and collection costs, when allowed by law, that may become due from the Borrower to you in collecting and enforcing the Debt and all other agreements with respect to the Borrower.

A promissory note or other agreement, No. 811006538, dated January 9, 2007, from NOVA BIOFUELS SENECA LLC (Borrower) to you, in the amount of $2,520,000.00.

In addition, Debt refers to debts, liabilities, and obligations of the Borrower (including, but not limited to, amounts agreed to be paid under the terms of any notes or agreements securing the payment of any debt, loan, liability or obligation, overdrafts, letters of credit, guaranties, advances for taxes, insurance, repairs and storage, and all extensions, renewals, refinancings and modifications of these debts) whether now existing or created or incurred in the future, due or to become due, or absolute or contingent, including obligations and duties arising from the terms of all documents prepared or submitted for the transaction such as applications, security agreements, disclosures, and the Note.

My liability will not exceed $210,000.00 of the principal amount outstanding at default, plus accrued interest, attorneys’ fees and collection costs, when allowed by law, and all other costs, fees and expenses agreed to be paid under all agreements evidencing the Debt and securing the payment of the Debt.  You may, without notice, apply this Guaranty to such Debt of the Borrower as you may select from time to time.

3.                                      EXTENSIONS.  I consent to all renewals, extensions, modifications and substitutions of the Debt which may be made by you upon such terms and conditions as you may see fit from time to time without further notice to me and without limitation as to the number of renewals, extensions, modifications or substitutions.

A.                                    Future Advances.  I waive notice of and consent to any and all future advances made to the Borrower by you.

4.                                      UNCONDITIONAL LIABILITY.  I am unconditionally liable under this Guaranty, regardless of whether or not you pursue any of your remedies against the Borrower, against any other maker, surety, guarantor or endorser of the Debt or against any Property.  You may sue me alone, or anyone else who is obligated on this Guaranty, or any number of us together, to collect the Debt.  My liability is not conditioned on the signing of this Guaranty by any other person and further is not subject to any condition not expressly set forth in this Guaranty or any instrument executed in connection with the Debt.  My obligation to pay according to the terms of this Guaranty shall not be affected by the illegality, invalidity or unenforceability of any notes or agreements evidencing the Debt, the violation of any applicable usury laws, forgery, or any other circumstances which make the indebtedness unenforceable against the Borrower.  I will remain obligated to pay on this Guaranty even if any other person who is obligated to pay the Debt, including the Borrower, has such obligation discharged in bankruptcy, foreclosure, or otherwise discharged by law.

5.                                      BANKRUPTCY.  If a bankruptcy petition should at any time be filed by or against the Borrower, the maturity of the Debt, so far as my liability is concerned, shall be accelerated and the Debt shall be immediately payable by me.  I acknowledge and agree that this Guaranty, and the Debt secured hereby, will remain in full force and effect at all times, notwithstanding any action or undertakings by, or against, you or against any Property, in connection with any obligation in any proceeding in the United States Bankruptcy Courts.  Such action or undertaking includes, without limitation, valuation of Property, election of remedies or imposition of secured or unsecured claim status upon claims by you, pursuant to the United States Bankruptcy Code, as amended.  In the event that any payment of principal or interest received and paid by any other guarantor, borrower, surety, endorser or co-maker is deemed, by final order of a court of competent jurisdiction, to have been a voidable preference under the bankruptcy or insolvency laws of the United States or otherwise, then my obligation will remain as an obligation to you and will not be considered as having been extinguished.

6.                                      REVOCATION.  I agree that this is an absolute and unconditional Guaranty.  I agree that this Guaranty will remain binding on me, whether or not there are any Debts outstanding, until you have actually received written notice of my revocation or written notice of my death or incompetence.  Notice of revocation or notice of my death or incompetence will not affect my obligations under this Guaranty with respect to any Debts incurred by or for which you have made a commitment to Borrower before you actually receive such notice, and all renewals, extensions, refinancings, and modifications of such Debts.  I agree that if any other person signing this Guaranty provides a notice of revocation to you, I will still be obligated under this Guaranty until I provide such a notice of revocation to you.  If any other person signing this Guaranty dies or is declared incompetent, such fact will not affect my obligations under this Guaranty.

7.                                      PROPERTY.  I agree that any Property may be assigned, exchanged, released in whole or in part or substituted without notice to me and without defeating, discharging or diminishing my liability.  My obligation is absolute and your failure to perfect any security interest or any act or omission by you which impairs the Property will not relieve me or my liability under this Guaranty.  You are under no duty to preserve or protect any Property until you are in actual or constructive possession.  For purposes of this paragraph, you will only be in “actual” possession when you have physical, immediate and exclusive control over the Property and have accepted such control in writing.  Further, you will only be deemed to be in “constructive” possession when you have both the power and intent to exercise control over the Property.

8.                                      DEFAULT.  I will be in default if any of the following occur:

A.                                    Payments.  I fail to make a payment in full when due.

B.                                    Insolvency or Bankruptcy.  The death, dissolution or insolvency of, appointment of a receiver by or on behalf of, application of any debtor relief law, the assignment for the benefit of creditors by or on behalf of, the voluntary or involuntary termination of existence by, or the commencement of any proceeding under any present or future federal or state insolvency, bankruptcy, reorganization, composition or debtor relief law by or against me, Borrower, or any co-signer, endorser, surety or guarantor of this Guaranty or any Debt.

C.                                    Business Termination.  I merge, dissolve, reorganize, end my business or existence, or a partner or majority owner dies or is declared legally incompetent.

D.                                    Failure to Perform.  I fail to perform any condition or to keep any promise or covenant of this Guaranty.

E.                                      Other Documents.  A default occurs under the terms of any other document relating to the Debt.

F.                                      Other Agreements.  I am in default on any other debt or agreement I have with you.

G.                                    Misrepresentation.  I make any verbal or written statement or provide any financial information that is untrue, inaccurate, or conceals a material fact at the time it is made or provided.

H.                                    Judgment.  I fail to satisfy or appeal any judgment against me.

I.                                         Forfeiture.  The Property is used in a manner or for a purpose that threatens confiscation by a legal authority.

J.                                      Name Change.  I change my name or assume an additional name without notifying you before making such a change.

K.                                    Property Transfer.  I transfer all or a substantial part of my money or property.

L.                                     Property Value.  You determine in good faith that the value of the Property has declined or is impaired.

M.                                  Material Change.  Without first notifying you, there is a material change in my business, including ownership, management, and financial conditions.

N.                                    Insecurity.  You determine in good faith that a material adverse change has occurred in my financial condition from the conditions set forth in my most recent financial statement before the date of this Guaranty or that the prospect for payment or performance of the Debt is impaired for any reason.

9.                                      WAIVERS AND CONSENT.  To the extent not prohibited by law, I waive protest, presentment for payment, demand, notice of acceleration, notice of intent to accelerate and notice of dishonor.

A.                                    Additional Waivers.  In addition, to the extent permitted by law, I consent to certain actions you may take, and generally waive defenses that may be available based on these actions or based on the status of a party to the Debt or this Guaranty.

(1)                                 You may renew or extend payments on the Debt, regardless of the number of such renewals or extensions.

(2)                                 You may release any Borrower, endorser, guarantor, surety, accommodation maker or any other co-signer.

(3)                                 You may release, substitute or impair any Property.

(4)                                 You, or any institution participating in the Debt, may invoke your right of set-off.

(5)                                 You may enter into any sales, repurchases or participations of the Debt to any person in any amounts and I waive notice of such sales, repurchases or participations.

(6)                                 I agree that the Borrower is authorized to modify the terms of the Debt or any instrument securing, guarantying or relating to the Debt.

(7)                                 You may undertake a valuation of any Property in connection with any proceedings under the United States Bankruptcy Code concerning the Borrower or me, regardless of any such valuation, or actual amounts received by you arising from the sale of such Property.

(8)                                 I agree to consent to any waiver granted the Borrower, and agree that any delay or lack of diligence in the enforcement of the Debt, or any failure to file a claim or otherwise protect any of the Debt, in no way affects or impairs my liability.

(9)                                 I agree to waive reliance on any anti-deficiency statutes, through subrogation or otherwise, and such statutes in no way affect or impair my liability.  In addition, until the obligations of the Borrower to Lender have been paid in full, I waive any right of subrogation, contribution, reimbursement, indemnification, exoneration, and any other right I may have to enforce any remedy which you now have or in the future may have against the Borrower or another guarantor or as to any Property.

Any Guarantor who is an “insider,” as contemplated by the United States Bankruptcy Code, 11 U.S.C. 101, as amended, makes these waivers permanently.  (An insider includes, among others, a director, officer, partner, or other person in control of the Borrower, a person or an entity that is a co-partner with the Borrower, an entity in which the Borrower is a general partner, director, officer or other person in control or a close relative of any of these other persons.)  Any Guarantor who is not an insider makes these waivers until all Debt is fully repaid.

B.                                    No Waiver By Lender.  Your course of dealing, or your forbearance from, or delay in, the exercise of any of your rights, remedies, privileges or right to insist upon my strict performance of any provisions contained in the Debt instruments, shall not be construed as a waiver by you, unless any such waiver is in writing and is signed by you.

C.                                    Waiver of Claims.  I waive all claims for loss or damage caused by your acts or omissions where you acted reasonably and in good faith.

10.                               REMEDIES.  After the Borrower or I default, you may at your option do any one or more of the following.

A.                                    Acceleration.  You may make all or any part of the amount owing by the terms of this Guaranty immediately due.

B.                                    Sources.  You may use any and all remedies you have under state or federal law or in any documents relating to the Debt.

C.                                    Insurance Benefits.  You may make a claim for any and all insurance benefits or refunds that may be available on default.

D.                                    Payments Made on the Borrower’s Behalf.  Amounts advanced on the Borrower’s behalf will be immediately due and may be added to the balance owing under the Debt.

E.                                      Set-Off.  You may use the right of set-off.  This means you may set-off any amount due and payable under the terms of this Guaranty against any right I have to receive money from you.

My right to receive money from you includes any deposit or share account balance I have with you; any money owed to me on an item presented to you or in your possession for collection or exchange; and any repurchase agreement or other non-deposit obligation.  “Any amount due and payable under the terms of this Guaranty” means the total amount to which you are entitled to demand payment under the terms of this Guaranty at the time you set-off.

Subject to any other written contract, if my right to receive money from you is also owned by someone who has not agreed to pay the Debt, your right of set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement.

Your right of set-off does not apply to an account or other obligation where my rights arise only in a representative capacity.  It also does not apply to any Individual Retirement Account or other tax-deferred retirement account.

You will not be liable for the dishonor of any check when the dishonor occurs because you set-off against any of my accounts.  I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.

F.                                      Waiver.  Except as otherwise required by law, by choosing any one or more of these remedies you do not give up your right to use any other remedy.  You do not waive a default if you choose not to use a remedy.  By electing not to use any remedy, you do not waive your right to later consider the event a default and to use any remedies if the default continues or occurs again.

11.                               COLLECTION EXPENSES AND ATTORNEYS’ FEES.  On or after Default, to the extent permitted by law, I agree to pay all expenses of collection, enforcement or protection of your rights and remedies under this Guaranty or any other document relating to the Debt.  To the extent permitted by law, expenses include, but are not limited to, reasonable attorneys’ fees, court costs and other legal expenses.  All fees and expenses will be secured by the Property I have granted to you, if any.  In addition, to the extent permitted by the United States Bankruptcy Code, I agree to pay the reasonable attorneys’ fees incurred by you to protect your rights and interests in connection with any bankruptcy proceedings initiated by or against me.

12.                               WARRANTIES AND REPRESENTATIONS.  I make to you the following warranties and representations which will continue as long as this Guaranty is in effect:

A.                                    Power.  I am duly organized, and validly existing and in good standing in all jurisdictions in which I operate.  I have the power and authority to enter into this transaction and to carry on my business or activity as it is now being conducted and, as applicable, am qualified to do so in each jurisdiction in which I operate.

B.                                    Authority.  The execution, delivery and performance of this Guaranty and the obligation evidenced by this Guaranty are within my powers, have been duly authorized, have received all necessary governmental approval, will not violate any provision of law, or order of court or governmental agency, and will not violate any agreement to which I am a party or to which I am or any of my Property is subject.

C.                                    Name and Place of Business.  Other than previously disclosed in writing to you I have not changed my name or principal place of business within the last 10 years and have not used any other trade or fictitious name.  Without your prior written consent, I do not and will not use any other name and will preserve my existing name, trade names and franchises.

In addition, I represent and warrant that this Guaranty was entered into at the request of the Borrower, and that I am satisfied regarding the Borrower’s financial condition and existing indebtedness, authority to borrow and the use and intended use of all Debt proceeds.  I further represent and warrant that I have not relied on any representations or omissions from you or any information provided by you respecting the Borrower, the Borrower’s financial condition and existing indebtedness, the Borrower’s authority to borrow or the Borrower’s use and intended use of all Debt proceeds.

13.                               RELIANCE.  I acknowledge that you are relying on this Guaranty in extending credit to the Borrower, and I have signed this Guaranty to induce you to extend such credit.  I represent and warrant to you that I have a direct and substantial economic interest in the Borrower and expect to derive substantial benefits from any loans and financial accommodations resulting in the creation of indebtedness guarantied hereby, and that this Guaranty is given for a business purpose.  I agree to rely exclusively on the right to revoke this Guaranty prospectively as to future transactions in the manner as previously described in this Guaranty if at any time, in my opinion or the opinion of the directors or officers of my business, the benefits then being received by me in connection with this Guaranty are not sufficient to warrant the continuance of this Guaranty.  You may rely conclusively on a continuing warranty that I continue to be benefited by this Guaranty and you will have no duty to inquire into or confirm the receipt of any such benefits, and this Guaranty will be effective and enforceable by you without regard to the receipt, nature or value of any such benefits.

14.                               APPLICABLE LAW.  This Guaranty is governed by the laws of Illinois, the United States of America, and to the extent required, by the laws of the jurisdiction where the Property is located, except to the extent such state laws are preempted by federal law.

15.                               AMENDMENT, INTEGRATION AND SEVERABILITY.  This Guaranty may not be amended or modified by oral agreement.  No amendment or modification of this Guaranty is effective unless made in writing and executed by you and me.  This Guaranty is the complete and final expression of the agreement.  If any provision of this Guaranty is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

16.                               ASSIGNMENT.  If you assign any of the Debts, you may assign all or any part of this Guaranty without notice to me or my consent, and this Guaranty will inure to the benefit of your assignee to the extent of such assignment.  You will continue to have the unimpaired right to enforce this Guaranty as to any of the Debts that are not assigned.  This Guaranty shall inure to the benefit of and be enforceable by you and your successors and assigns and any other person to whom you may grant an interest in the Debts and shall be binding upon and enforceable against me and my personal representatives, successors, heirs and assigns.

17.                               INTERPRETATION.  Whenever used, the singular includes the plural and the plural includes the singular.  The section headings are for convenience only and are not to be used to interpret or define the terms of this Guaranty.

18.                               NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS.  Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party’s address listed in the DATE AND PARTIES section, or to any other address designated in writing.  Notice to one Guarantor will be deemed to be notice to all Guarantors.  I will inform you in writing of any change in my name, address or other application information.  I will provide you any financial statement or information you request.  All financial statements and information I give you will be correct and complete.  I agree to sign, deliver, and file any additional documents or certifications that you may consider necessary to perfect, continue, and preserve my obligations under this Guaranty and to confirm your lien status on any Property.  Time is of the essence.

19.                               CREDIT INFORMATION.  I agree that from time to time you may obtain credit information about me from others, including other lenders and credit reporting agencies, and report to others (such as a credit reporting agency) your credit experience with me.  I agree that you will not be liable for any claim arising from the use of information provided to you by others or for providing such information to others.

20.                               ADDITIONAL TERMS.  FINANCIAL STATEMENTS.  I will prepare and maintain my financial records using consistently applied generally accepted accounting principles then in effect.  I will provide you with financial information in a form that you accept and under the following terms.

A.                                    Certification.  I represent and warrant that any financial statements that I provide you fairly represents my financial condition for the stated periods, is current, complete, true and accurate in all material respects, includes all of my direct or contingent liabilities and there has been no material adverse change in my financial condition, operations or business since the date the financial information was prepared.

B.                                    Frequency.  Annually, I will provide to you my financial statements, tax returns, annual internal audit reports or those prepared by independent accountants as soon as available or at least within 90 days after the close of each of my fiscal years.  Any annual financial statements that I provide you will be prepared statements.

C.                                    Interim Financial Reports.  Each fiscal quarter, I will provide to you my financial statements, internal audit reports or those prepared by independent accountants, tax reports, statements of cash flow, budgets and forecasts, certificates and schedules of Property as soon as available or at least within 30 days after the close of this business period.  Any interim financial statements that I provide you will be prepared statements.

D.                                    Minimum Tangible Net Worth.  I will maintain at all times a tangible net worth, determined under consistently applied generally accepted accounting principles, of 250,000.00 or more.  Tangible net worth is the amount that total assets exceed total liabilities.  For determining tangible net worth, total assets will exclude all intangible assets, including without limitation goodwill, patents, trademarks, trade names, copyrights, and franchises, and will also exclude all Accounts Receivable, owed by my Insiders, that do not provide for the repayment schedule.

GUARANTOR’S LIABILITY UNAFFECTED.

I hereby agree and acknowledge that in one or more instances and from time to time before, during or after the occurrence of a Default or any notice of termination hereof, with or without notice to or further assent from me and without affecting or in any way impairing my liability hereunder, you may (i) renew, compromise, extend, accelerate or otherwise change the time of payment or the terms of any of the Debt or any part thereof, including, without limitation, increasing or decreasing the rate of interest thereon; (ii) modify, supplement, extend, or amend in any manner, or terminate, any contract or agreement to which any Borrower or any other guarantor or person is a party; (iii) sell, exchange, surrender, compromise or release any Property at any time held by or available to you as security for all or any part of the Debt or for any obligation of any other guarantor or person; (iv) change, alter, renew, extend, continue, surrender, compromise, waive, terminate or release all or any part of the Debt; (v) waive any Default; (vi) refrain from setting off and/or release, in whole or in part, any deposit account or credit on your books in favor of any Borrower or any other guarantor or person; (vii) extend further credit in any manner whatsoever to any Borrower; and (viii) generally deal with any Borrower or any other guarantor or person or any Property as you may, in your sole and absolute discretion, determine.  I AGREE THAT NOTWITHSTANDING ANY OF THE FOREGOING ACTIONS (OR FAILURE TO ACT) ON YOUR PART, I SHALL REMAIN BOUND UNDER THIS GUARANTY AND THAT MY OBLIGATIONS HEREUNDER SHALL NOT BE AFFECTED BY THE RECOVERY OF ANY JUDGMENT AGAINST ANY BORROWER OR ANY OTHER GUARANTOR OR PERSON OR BY ANY ACTION TO ENFORCE SUCH JUDGMENT OR BY ANY OTHER FACTS OR CIRCUMSTANCES WHICH MIGHT OTHERWISE CONSTITUTE A LEGAL OR EQUITABLE DISCHARGE OR DEFENSE OF A GUARANTOR OR SURETY.  I AGREE THAT THIS GUARANTY SHALL REMAIN IN

FULL FORCE AND EFFECT AND WILL NOT BE DISCHARGED EXCEPT BY THE COMPLETE PAYMENT AND PERFORMANCE OF ALL DEBT IN ACCORDANCE WITH THE RESPECTIVE TERMS THEREOF AND BY THE COMPLETE PAYMENT AND PERFORMANCE OF MY OBLIGATIONS AND UNDERTAKINGS CONTAINED HEREIN.  I FURTHER AGREE THAT THE INVALIDITY, IRREGULARITY OR UNENFORCEABILITY OF ALL OR ANY PART OF THE DEBT OR ANY PROPERTY HELD AS SECURITY THEREFOR SHALL NOT AFFECT, IMPAIR OR BE A DEFENSE TO THIS GUARANTY OR AFFECT IN ANY MANNER MY LIABILITY HEREUNDER.

NO DUTY OF DISCLOSURE.

I am presently informed as to the financial condition of each Borrower and as to all other facts and circumstances which bear on the risk that any Borrower or any other guarantor or person liable for payment of the Debt might not pay the Debt.  I promise that I will continue to keep myself informed as to the financial condition of each Borrower, the financial condition of other guarantors, if any, and all other circumstances which bear on the risk of nonpayment.  I waive any right I may have to require you to disclose any information which you may now have or hereafter acquire concerning the financial condition of any Borrower, the financial condition of other guarantors and/or circumstances bearing upon the risk of nonpayment, including, but not limited to, your release of any other guarantor or any other guarantor’s revocation of, or disavowal of liability under, this or any other guaranty of the Debt or any part thereof.

GUARANTY OF PAYMENT - WAIVER.

I expressly agree and acknowledge that this is a guaranty of payment and not of collection.  I expressly waive any right I may have (i) to require that you bring an action against any Borrower or any other guarantor or person; (ii) to require that you realize upon, dispose of, or set off any Property or any deposit account or any credit on your books in favor of any Borrower or any other guarantor or person; or (iii) to require that you exercise any other right or remedy which may be available to you.  I further expressly waive (iv) notice of the acceptance of this Guaranty and of extensions of credit or any other financial accommodations you may extend to the Borrower; (v) presentment and demand for payment of any of the Debt; (vi) protest and notice of dishonor or default to me or any other guarantor or person with respect to any of the Debt; (vii) any demand for payment under this Guaranty; (viii) until all Debt is paid in full completely performed, any right of subrogation to any of your rights against any Borrower or other guarantor or person or any Property securing the Debt and any right of reimbursement, indemnity or other recourse against any Borrower or other guarantor or person; and (ix) any defenses available to a guarantor or surety under the laws of the State of Illinois.

INFORMATION TO BE PROVIDED.

I agree:  (i) promptly upon the filing thereof, to provide you with a complete “as filed” copy (including all schedules and attachments) of my individual U.S. income tax return; (ii) on or before March 1st of each year, to provide you with a detailed balance sheet identifying all of my assets, liabilities and contingent liabilities; (iii) from time to time, to promptly furnish you with such information concerning my financial condition as you may reasonably request; and (iv) to promptly notify you of any condition or event which constitutes, or would constitute, with the passage of time or the giving of notice or both, a Default.

EVIDENCE OF BORROWER’S INDEBTEDNESS.

I agree that the amount of any Debt owed to you by any Borrower as reflected from time to time on your books and records (in whatever form they may be kept or maintained) shall be admissible in any action or proceeding against me under this Guaranty and shall be conclusive evidence of such amount owed.

LEGALLY ENFORCEABLE.

I hereby represent and warrant that all acts, conditions and things required to be done and performed and to have happened prior to the creation and issuance of this Guaranty, and to constitute the same as my valid and legally binding obligation in accordance with its terms, have been done and performed and have happened in due and strict compliance with all applicable laws.  [If the Guarantor is a corporation or limited liability company, then and in such event, the Guarantor expressly represents and warrants to the Lender that the execution and delivery of this Guaranty have been duly authorized by resolutions heretofore duly adopted by its board of directors, managers or other governing body in accordance with all applicable bylaws, shareholder agreements or operating agreements, that said resolutions have not been amended or rescinded, are in full force and effect, and that the officers or managers of the Guarantor executing and delivering this Guaranty, for and on behalf of the Guarantor, are duly authorized and empowered to so act.]  I understand and acknowledge that you are expressly relying on the aforesaid representations and warranties in accepting this Guaranty and in extending credit to the Borrower.

GOVERNING LAW - JURY WAIVER - JURISDICTION - VENUE.

I agree that this Guaranty is and shall be deemed to be a contract entered into and made pursuant to the laws of the State of Illinois and shall in all respects be governed, construed, applied and enforced in accordance with the laws of said state.  I HEREBY IRREVOCABLY WAIVE ANY RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS GUARANTY, THE NOTE OR ANY OF THE LOAN DOCUMENTS OR ARISING OUT OF OR IN ANY WAY RELATED TO ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH THIS GUARANTY, THE NOTE OR ANY OF THE LOAN DOCUMENTS.  I CONSENT AND SUBMIT TO THE JURISDICTION OF THE CIRCUIT COURT OF LASALLE COUNTY ILLINOIS AND AGREE THAT ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS GUARANTY, THE NOTE OR ANY OF THE LOAN DOCUMENTS IN CONNECTION WITH ANY DISPUTE OR CONTROVERSY ARISING THEREFROM SHALL BE BROUGHT IN SUCH COURT AND PROPERLY VENDED THEREIN.

SEVERABILITY.

Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law.  Should any portion of this Guaranty be declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Guaranty; furthermore, the entirety of this Guaranty shall continue in full force and effect in all other jurisdictions and said remaining portions of this Guaranty shall continue in full force and effect in the subject jurisdiction as if this Guaranty had been executed with the invalid portions thereof deleted.

SECURITY INTEREST IN DEPOSIT ACCOUNTS.

To secure (i) payment of the Debt and any other loans, indebtedness or obligations that any Borrower or I may now or at any time in the future owe you and (ii) the performance of my promises and undertakings hereunder, I grant to you a security interest in all of my deposit accounts.

ADDITIONAL TERMS RELATED TO CONFESSION OF JUDGMENT.

I hereby waive and release any and all claims or causes of action which I might have against any attorney acting under the terms of the authority which I have granted herein arising out of in connection with the confession of any judgment hereunder.

21.                               SIGNATURES.  By signing, I agree to the terms contained in this Guaranty.  I also acknowledge receipt of a copy of this Guaranty.

GUARANTOR:

NOVA HOLDING SENECA LLC

By:	/s/ Dallas Neil
Dallas Neil, Manager

ACKNOWLEDGMENT.
(Business or Entity)

                                OF                              ,                                  OF                              ss.

This instrument was acknowledged before me this                   day of                       ,                  by Dallas Neil - Manager of NOVA HOLDING SENECA LLC a Limited Liability Company on

behalf of the Limited Liability Company.

My commission expires:

(Notary Public)